Exhibit 99.1
Certara Reports Third Quarter 2026 Financial Results

Certara delivers a solid quarter with double-digit software revenue growth
Updates 2026 financial outlook
Appoints Grant Peterson Chief Product Officer
Company to host conference call and webcast today at 8:30 a.m. ET
RADNOR, PA — November 5, 2026 -- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its third quarter 2026 financial results.
Third Quarter Highlights from Continuing Operations:
Financial results of the Regulatory and Medical Writing business are reported as discontinued operations. The discussion in this earnings release presents the results of continuing operations and excludes amounts related to discontinued operations for all periods presented, unless otherwise noted.
•Revenue was $94.9 million, compared to $90.9 million in the third quarter of 2025, representing growth of 4%.
•Software revenue was $48.8 million, compared to $43.8 million in the third quarter of 2025, representing growth of 11%.
•Services revenue was $46.1 million, compared to $47.1 million in the third quarter of 2025, representing a decrease of 2%.
•Net loss from continuing operations was $3.6 million, compared to a net loss of $4.8 million in the third quarter of 2025, representing an improvement of 26%.
•Adjusted EBITDA was $30.2 million, compared to $28.6 million in the third quarter of 2025, representing an increase of 6%. Adjusted EBITDA margin was 31.8%, compared to 31.5% in the third quarter of 2025.
“I am pleased with the steady progress we are making against our strategic, customer and operational objectives,” said Jon Resnick, Chief Executive Officer. “We delivered solid revenue and profit in the quarter, and software revenue grew 11% organically, our first double-digit quarter in two years. We are focused on the disciplined execution required to deliver this performance consistently.”

“The third quarter reflects continued software momentum and the initial benefits of the operating actions we implemented in the first half,” said Faiz Mohammed, Interim Chief Financial Officer. “Adjusted EBITDA margin improved to 31.8%, up more than 370 basis points from the second quarter. We generated $30.7 million of cash from continuing operations in the quarter and ended with $214.9 million in cash. With nine months of results reported, we are narrowing our 2026 full year revenue growth range to 2% to 3%.”

Third Quarter 2026 and Recent Corporate Updates

•Certara has appointed Grant Peterson Chief Product Officer, effective November 2. Mr. Peterson brings more than 25 years of experience as a technology executive building and scaling enterprise software. Most recently, he served as Chief Product Officer of Conga, where he led the building and launch of the Conga Advantage platform, which unified the company’s core product lines. Prior to Conga, Mr. Peterson spent 12 years as Chief Technology Officer at DocuSign, where he led product architecture, innovation, engineering and technical operations. In his role at Certara, Mr. Peterson will focus the Company’s portfolio investments on accelerating growth across existing and new products, guided by customer input and the broader technology ecosystem.
Third Quarter 2026 Results from Continuing Operations
Financial results of the Regulatory and Medical Writing business are reported as discontinued operations. The discussion in this earnings release presents the results of continuing operations and excludes amounts related to discontinued operations for all periods presented, unless otherwise noted. Refer to Note 4 “Divestiture and Discontinued Operation” in our Form 10-Q for the quarter ended September 30, 2026 for further details.
Total revenue for the third quarter of 2026 was $94.9 million, representing year-over-year growth of 4% on a reported basis. Software revenue for the third quarter of 2026 was $48.8 million, representing year-over-year growth of 11% on a reported basis. Services revenue for the third quarter of 2026 was $46.1 million, representing a year-over-year decrease of 2% on a reported basis.
Total bookings for the third quarter of 2026 were $92.5 million, representing a year-over-year increase of 4%. Trailing twelve-month total bookings were $409.2 million, an increase of 2%.
Software bookings for the third quarter of 2026 were $46.9 million, representing a year-over-year increase of 15%. Trailing twelve-month software bookings were $202.4 million, an increase of 8%.

Services bookings for the third quarter of 2026 were $45.6 million, representing a year-over-year decrease of 5%. Trailing twelve-month services bookings were $206.8 million, a decrease of 2%, with a trailing twelve-month services book-to-bill of 1.15.
Total cost of revenues for the third quarter of 2026 was $31.4 million, a decrease of $2.0 million from $33.4 million in the third quarter of 2025. The decrease in cost of revenues was primarily due to a $1.6 million decrease in equity-based compensation expense, a $0.4 million decrease in professional and consulting expenses, and a $0.3 million decrease in equipment and software expense, partially offset by a $0.5 million increase in employee-related costs.
Total operating expenses for the third quarter of 2026 were $61.1 million, an increase of $3.1 million from $58.1 million in the third quarter of 2025. Higher operating expenses were primarily attributable to a $4.4 million increase in employee-related costs, a $1.7 million increase in equipment and software expense, a $1.2 million increase in executive recruiting expenses, a $0.9 million increase in amortization and depreciation expense, and a $0.6 million increase in professional and consulting expenses, partially offset by a $2.7 million decrease related to the remeasurement of the fair value of business acquisition contingent consideration, a $2.0 million decrease in stock-based compensation expense, and a $0.9 million increase in capitalized cost in R&D.
Net loss from continuing operations for the third quarter of 2026 was $3.6 million, compared to net loss from continuing operations of $4.8 million in the third quarter of 2025. The $1.3 million decrease in net loss was primarily driven by a $4.0 million increase in revenue and a $2.0 million decrease in cost of revenue, partially offset by a $3.1 million increase in operating expenses, a $1.4 million increase in tax expense, and a $0.2 million increase in total other expense.
Diluted loss per share from continuing operations for the third quarter of 2026 was $(0.02), as compared to diluted loss per share from continuing operations of $(0.03) for the third quarter of 2025.
Adjusted EBITDA for the third quarter of 2026 was $30.2 million compared to $28.6 million for the third quarter of 2025, an increase of $1.6 million. See note (1) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted EBITDA.
Adjusted net income for the third quarter of 2026 was $13.5 million compared to $13.8 million for the third quarter of 2025, a decrease of $0.3 million. Adjusted diluted earnings per share for the third quarter of 2026 was $0.09, compared to $0.09 for the third quarter of 2025. See note (2) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
Key Financials	(in millions, except per share data)
Revenue	$94.9	$90.9	$282.3	$275.3
Software revenue	$48.8	$43.8	$147.4	$136.9
Services revenue	$46.1	$47.1	$134.9	$138.4
Total bookings	$92.5	$88.6	$288.0	$284.4
Software bookings	$46.9	$40.8	$146.3	$128.1
Services bookings	$45.6	$47.8	$141.6	$156.2
Net income (loss) from continuing operations	$(3.6)	$(4.8)	$(21.5)	$(1.8)
Diluted earnings (loss) per share from continuing operations	$(0.02)	$(0.03)	$(0.14)	$(0.01)
Adjusted EBITDA	$30.2	$28.6	$83.1	$84.0
Adjusted net income	$13.5	$13.8	$35.1	$43.2
Adjusted diluted earnings per share	$0.09	$0.09	$0.23	$0.27
Cash and cash equivalents			$214.9	$172.7

2026 Financial Outlook
With nine months of results reported, Certara is updating its full-year 2026 financial outlook for continuing operations as follows:

•Revenue: The Company is narrowing its 2026 full year revenue growth range to 2% to 3%.
•The Company continues to expect software revenue growth to be above this range.

•The Company continues to expect services revenue growth to be at or below the low end of that range as the Company works to convert its pipeline into bookings and revenue.

•Adjusted EBITDA Margin: The Company's previously communicated full-year 2026 adjusted EBITDA margin outlook was 29% to 31%. Based on performance through the first nine months of the year, the Company believes this remains an appropriate range for the fourth quarter.

•Adjusted Diluted Earnings Per Share: The Company is updating its expected full-year adjusted diluted earnings per share range to $0.31 to $0.34.

•Diluted Shares: Fully diluted weighted average shares outstanding continue to be in the range of 155 million to 157 million.

•Effective Tax Rate: The Company is modeling an effective tax rate in the range of 25% to 30%.
The outlook reflects continuing operations and excludes the Regulatory and Medical Writing business, which was divested on May 8, 2026, and is reported as discontinued operations.
Please note that the Company has not reconciled adjusted EBITDA, adjusted EBITDA margin or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Webcast and Conference Call Details
Certara will host a conference call today, November 5, 2026, at 8:30 a.m. ET to discuss its third quarter 2026 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.
About Certara
Certara accelerates medicines using biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,600 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance and certain quarterly outlook information. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including our ability to realize the expected benefits of the divestiture of our regulatory and medical writing business; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development spending; operational disruptions, funding constraints and policy changes at the Food and Drug Administration and other government agencies; consolidation within the biopharmaceutical industry; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to implementation, use and development of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers and receipt of government grants; risks related to any future acquisitions and other strategic transactions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable trade compliance and economic sanctions laws and regulations; the impact of litigation; the sufficiency of our insurance coverage; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; our ability to raise capital or generate sufficient cash flows; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our bookings; our ability to comply with anti-corruption laws; risks related to catastrophic events; the application of evolving corporate governance and public disclosure requirements; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; our ability to comply with healthcare laws; risks related to our indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use net operating losses; the volatility of the market price of our common stock; future sales of our common stock by existing stockholders; the substantial holdings of our largest stockholder; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2026, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.

A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss), net income (loss) margin, or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Reconciliation of Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these non-GAAP measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.
(1) Adjusted EBITDA represents net income (loss) excluding interest expense, provision for (benefit from) income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(2) Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Investor Relations and Media Contact:
Jeff Warren and Jay Liu
ir@certara.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2026	2025	2026	2025

Total revenue	$94,901	$90,887	$282,264	$275,342
Cost of revenues	31,438	33,396	101,232	102,401
Operating expenses:
Sales and marketing	11,638	12,667	39,566	38,711
Research and development	10,771	10,266	32,762	29,760
General and administrative	26,973	24,221	77,848	60,206
Depreciation and amortization	11,757	10,899	34,992	32,860
Total operating expenses	61,139	58,053	185,168	161,537
Income (loss) from operations	2,324	(562)	(4,136)	11,404
Other income (expenses):
Interest expense	(5,038)	(5,011)	(14,966)	(14,619)
Net other income	1,534	1,739	1,630	4,965
Total other expenses	(3,504)	(3,272)	(13,336)	(9,654)
Income (loss) before income taxes	(1,180)	(3,834)	(17,472)	1,750
Provision for income taxes on continuing operations	2,399	1,004	4,013	3,587
Loss from continuing operations, net of tax	(3,579)	(4,838)	(21,485)	(1,837)
Income (loss) from discontinued operations, net of tax	9,171	6,363	(36,956)	6,137
Net income (loss) attributable to common stockholders	$5,592	$1,525	$(58,441)	$4,300
Net income (loss) per share attributable to common stockholders:
Basic - Earnings (loss) per common share from continuing operations	$(0.02)	$(0.03)	$(0.14)	$(0.01)
Basic - Earnings (loss) per common share from discontinued operations	$0.06	$0.04	$(0.24)	$0.04
Basic - Earnings (loss) per common share	$0.04	$0.01	$(0.38)	$0.03

Diluted - Earnings (loss) per common share from continuing operations	$(0.02)	$(0.03)	$(0.14)	$(0.01)
Diluted - Earnings (loss) per common share from discontinued operations	$0.06	$0.04	$(0.24)	$0.04
Diluted - Earnings (loss) per common share	$0.04	$0.01	$(0.38)	$0.03
Weighted average common shares outstanding:
Basic	152,694,317	160,403,011	154,916,712	160,769,603
Diluted	152,694,317	160,403,011	154,916,712	160,769,603

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	SEPTEMBER 30, 2026	DECEMBER 31, 2025
Assets
Current assets:
Cash and cash equivalents	$214,932	$189,392
Accounts receivable, net of allowances for credit losses of $1,962 and $2,235 respectively	95,221	101,574
Prepaid expenses and other current assets	25,192	21,887
Current assets of discontinued operations	—	2,266
Total current assets	335,345	315,119
Other assets:
Property and equipment, net	1,675	1,805
Operating lease right-of-use assets	8,786	11,840
Goodwill	716,416	745,056
Intangible assets, net of accumulated amortization of $361,410 and $415,804 respectively	335,244	361,835
Deferred income taxes	11,115	3,856
Other long-term assets	6,337	1,509
Other assets of discontinued operations	—	115,562
Total assets	$1,414,918	$1,556,582
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,316	$3,040
Accrued expenses	44,478	59,658
Current portion of deferred revenue	75,445	75,398
Current portion of long-term debt	2,963	2,963
Other current liabilities	2,968	4,365
Current liabilities of discontinued operations	—	7,961
Total current liabilities	130,170	153,385
Long-term liabilities:
Deferred revenue, net of current portion	3,196	2,350
Deferred income taxes	4,905	34,366
Operating lease liabilities, net of current portion	7,015	8,438
Long-term debt, net of current portion and debt discount	288,248	290,131
Other long-term liabilities	3,473	5,117
Total liabilities	437,007	493,787
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 167,032,224 and 164,005,450 shares issued as of September 30, 2026 and December 31, 2025; 152,543,402 and 159,139,562 shares outstanding as of September 30,2026 and December 31, 2025, respectively	1,671	1,641
Additional paid-in capital	1,283,676	1,255,653
Accumulated deficit	(188,317)	(129,876)
Accumulated other comprehensive income	9,026	2,040
Treasury stock at cost, 14,488,822 and 4,865,888 shares at September 30, 2026 and December 31, 2025, respectively	(128,145)	(66,663)
Total stockholders' equity	977,911	1,062,795
Total liabilities and stockholders' equity	$1,414,918	$1,556,582

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS)	2026	2025
Cash flows from operating activities:
Net loss from continuing operations	$(21,485)	$(1,837)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,659	46,814
Amortization of debt issuance costs	405	432
Provision for credit losses	61	688
Equity-based compensation expense	19,430	24,889
Change in fair value of contingent considerations	7,230	(3,212)
Deferred income taxes	(15,728)	(7,455)
Changes in assets and liabilities:
Accounts receivable	13,766	12,967
Prepaid expenses and other assets	(3,779)	1,601
Accounts payable, accrued expenses, and other liabilities	(2,806)	(6,789)
Deferred revenues	525	(15,583)
Other operating activities, net	(14)	(1,146)
Cash provided by operating activities - continuing operations	46,264	51,369
Cash provided by operating activities - discontinued operations	6,148	16,139
Net cash provided by operating activities	52,412	67,508
Cash flows from investing activities:
Capital expenditures	(2,022)	(757)
Capitalized software development costs	(20,697)	(18,770)
Cash used in investing activities - continuing operations	(22,719)	(19,527)
Cash provided by investing activities - discontinued operations	78,236	—
Net cash provided by (used in) in investing activities	55,517	(19,527)
Cash flows from financing activities:
Payments on long-term debt	(2,222)	(2,250)
Common stock repurchase program	(57,389)	(38,674)
Payments for business acquisition related contingent consideration	(20,121)	(13,230)
Payment of taxes on shares withheld for employee taxes	(3,520)	(5,019)
Net cash used in financing activities	(83,252)	(59,173)
Effect of foreign exchange rate on cash and cash equivalents	863	4,720
Net increase (decrease) in cash and cash equivalents	25,540	(6,472)
Cash and cash equivalents at beginning of period	189,392	179,183
Cash and cash equivalents at end of period	$214,932	$172,711

NON-GAAP FINANCIAL MEASURES
The following table reconciles net loss from continuing operations to Adjusted EBITDA:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
	(in thousands)
Net income (loss) from continuing operations(a)	$(3,579)	$(4,838)	$(21,485)	$(1,837)
Interest expense(a)	5,038	5,011	14,966	14,619
Interest income(a)	(1,297)	(1,270)	(3,366)	(4,155)
(Benefit from) Provision for income taxes(a)	2,399	1,004	4,013	3,587
Intangible asset amortization and fixed assets depreciation(a)	16,317	15,543	48,659	46,814
Currency (gain) loss(a)	(105)	(534)	2,313	(1,173)
Equity-based compensation expense(b)	6,016	9,574	19,430	24,889
Change in fair value of contingent consideration(d)	—	2,689	7,230	(3,212)
Acquisition-related expenses(e)	351	1,104	237	2,408
Reorganization expense(f)	2,951	38	7,138	1,123
Severance expense(g)	590	—	590	—
Loss (gain) on disposal of fixed assets(h)	—	31	(14)	36
Executive recruiting expense(i)	1,237	—	3,088	661
Litigation expense (j)	291	246	291	246
Adjusted EBITDA	$30,209	$28,598	$83,090	$84,006

The following table reconciles net loss from continuing operations to adjusted net income:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
	( in thousands)
Net income (loss) from continuing operations(a)	$(3,579)	$(4,838)	$(21,485)	$(1,837)
Currency (gain) loss(a)	(105)	(534)	2,313	(1,173)
Equity-based compensation expense(b)	6,016	9,574	19,430	24,889
Amortization of acquisition-related intangible assets(c)	10,865	10,979	32,505	32,918
Change in fair value of contingent consideration(d)	—	2,689	7,230	(3,212)
Acquisition-related expenses(e)	351	1,104	237	2,408
Reorganization expense(f)	2,951	38	7,138	1,123
Severance expense(g)	590	—	590	—
Loss (gain) on disposal of fixed assets(h)	—	31	(14)	36
Executive recruiting expense(i)	1,237	—	3,088	661
Litigation expense (j)	291	246	291	246
Income tax expense impact of adjustments(k)	(5,085)	(5,491)	(16,217)	(12,812)

Adjusted net income	$13,532	$13,798	$35,106	$43,247

The following table reconciles diluted earnings per share from continuing operations to adjusted diluted earnings per share:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025

Diluted earnings per share from continuing operations (a)	$(0.02)	$(0.03)	$(0.14)	$(0.01)
Currency (gain) loss(a)	-	-	0.01	(0.01)
Equity-based compensation expense(b)	0.04	0.06	0.13	0.16
Amortization of acquisition-related intangible assets(c)	0.07	0.07	0.21	0.21
Change in fair value of contingent consideration(d)	-	0.02	0.05	(0.02)
Acquisition-related expenses(e)	-	0.01	-	0.01
Reorganization expense(f)	0.02	-	0.05	0.01
Severance expense(g)	-	-	-	-
Loss (gain) on disposal of fixed assets(h)	-	-	-	-
Executive recruiting expense(i)	0.01	-	0.02	-
Litigation expense (j)	-	-	-	-
Income tax expense impact of adjustments(k)	(0.03)	(0.04)	(0.10)	(0.08)

Adjusted diluted earnings per share	$0.09	$0.09	$0.23	$0.27

Basic weighted average common shares outstanding	152,694,317	160,403,011	154,916,712	160,769,603
Effect of potentially dilutive shares outstanding (l)	873,156	197,559	581,604	494,273
Adjusted diluted weighted average common shares outstanding	153,567,473	160,600,570	155,498,316	161,263,876

(a)    Represents a measure determined under GAAP.
(b)    Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)    Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d)    Represents expense associated with fair value adjustment or adjustment of contingent consideration of business acquisition.

(e)    Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(f) Represents expenses related to reorganization, including legal entity reorganization and lease abandonment costs associated with the evaluation of our office space footprint.
(g)    Represents charges for severance provided to former executives.
(h)    Represents the gain/loss related to disposal of fixed assets.
(i)    Represents recruiting, relocation expenses, and retention costs related to senior executives.
(j)    Represents expenses related to a non-recurring litigation outside the normal course of business.
(k)     Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(l)    Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding, to the extent such shares are not antidilutive.